Exhibit 99.1

THE BANK HOLDINGS
P.O. Box 19579
Reno, Nevada 89511
(775) 853-8600

SUBSCRIPTION APPLICATION

PLEASE READ ALL OF THIS APPLICATION BEFORE SIGNING

THIS APPLICATION MAY BE REJECTED IN WHOLE OR IN PART BY THE BANK HOLDINGS IN ITS SOLE DISCRETION.

1.
Subscription. The undersigned hereby applies to purchase the following number of shares of $0.01 par value common stock ("Common Stock") of The Bank Holdings for a cash price of $11.00 per share.

Number of shares subscribed:
Total Purchase Price Enclosed ($11.00 per share):
2.
Representations and Warranties. The undersigned represents and warrants as follows:

(a)
he, she or it has received the Prospectus of The Bank Holdings (the "Company") dated            , 2004;
(b)
he, she or it is advised that no federal or state agency or regulatory authority has made any recommendation or endorsement of the shares;
(c)
he or she is aware that the investment in the shares is not a deposit of Nevada Security Bank, the Company's subsidiary and is not insured by the Federal Deposit Insurance Corporation; and
(d)
he, she or it is purchasing the shares of Common Stock for his, her or its own account.

3.
Payment for Subscription. The undersigned is enclosing with this Subscription Application the amount of the total purchase price for the shares of Common Stock subscribed for, as stated above in Section 1, by a check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to "Pacific Coast Bankers' Bank, Attn: The Bank Holdings Account 1001756." The undersigned recognizes that if his, her or its Subscription Application is rejected in whole or if the Offering is terminated, the funds delivered with this Subscription Application will be returned with interest actually earned on the funds returned, and that if this Subscription Application is rejected in part, the funds delivered herewith, to the extent the undersigned's subscription is rejected, will be returned with interest actually earned on the funds returned. Any such return will be made to the undersigned within 30 business days after the earlier of the expiration or termination of the Offering. Further, if the undersigned's Subscription Application and/or the accompanying payment is received by the Company after                        , 2004, the Company will return the funds submitted to the subscriber without interest. Please refer to the Prospectus for information on when a payment is deemed received.

4.
Signature by Fiduciary. If the undersigned is purchasing the shares in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person(s) for whom the undersigned is purchasing.

5.
Notification of Untrue Statements. The undersigned agrees to notify the Company immediately if any of the statements made in this Subscription Application shall become untrue.

6.
Name of Registered Holder. The shares subscribed to herein shall be registered as indicated on this Subscription Application.

THIS SUBSCRIPTION AGREEMENT, ACCOMPANIED BY FULL PAYMENT FOR THE SHARES SUBSCRIBED FOR HEREIN, MUST BE RETURNED TO:

PACIFIC COAST BANKERS' BANK
340 Pine Street, Suite 401
San Francisco, California 94104
Attention: Tracy Holcomb

THIS SUBSCRIPTION APPLICATION AND FULL PAYMENT FOR THE SHARES SUBSCRIBED FOR MUST BE RECEIVED AT THE ABOVE ADDRESS NO LATER THAN 5:00 P.M., PACIFIC TIME, ON                    , 2004.

        PLEASE COMPLETE THE FOLLOWING ADDITIONAL INFORMATION (Incomplete Applications May Result in Processing Delay)

1.
REGISTRATION: Please print the name(s) in which Shares of Common Stock are to be registered. Include trust name(s) if applicable

2.
REGISTRATION ADDRESS: (If Trust or UTMA investment, list the address of the Custodian/Trustee for the Account)

Name
Address
City, State	Zip Code

3.     LEGAL FORM OF OWNERSHIP (check one)

[ ]	Individual Ownership	[ ]	Community Property (both parties must sign)
[ ]	Joint Tenant with Right of Survivorship (both parties must sign)
[ ]	Tenants in Common (both parties must sign)	[ ]	Trust (date established)
[ ]	Tenants by the Entirety (both parties must sign)	[ ]	Uniform Transfer to Minor Act, State of

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Application.

Authorized Signature	Date	Authorized Signature	Date
(and title, if a corporation)		(if more than one)

ACCEPTED/REJECTED AS FOLLOWS:

[    ]    Accepted                        [    ]     Rejected                        [    ]    Partially Accepted for only        Shares.

THE BANK HOLDINGS
By:
Date
Hal Giomi Chairman and Chief Executive Officer